As filed with the Securities and Exchange Commission on September 4, 2007       Registration No. 333-14024
______________________________________________________________________________

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                            ___________________

                     POST-EFFECTIVE AMENDMENT NO.2 TO

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ______________
                                   HANSON PLC
                (Exact name of Registrant as specified in its charter)

      England and Wales                                 Not Applicable
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)

                               Hanson PLC
                            1 Grosvenor Place
                              London SW1X 7JH
                               England, UK
  (Address, including zip code, of registrant's principal executive offices)

                                                            ______________

     The Hanson Building Materials America Retirement Savings and
           Investment Plan for Collectively Bargained Employees
                                 ______________

                           (Full title of the plans)

                               HBMA Holdings, Inc.
                              8505 Freeport Parkway
                                   Suite 138
                               Irving, Texas 75063
                            Attention: Michael H. Hyer
                                  (469) 417-1300
(Name, address and telephone number, including area code, of agent for service)

                                    Copies to:

                                  Graham Dransfield
                                       Hanson PLC
                                   1 Grosvenor Place
                                    London SW1X 7JH
                                 +44 (0) 207 259 4114

                       DEREGISTRATION OF SHARES

Pursuant to the Registration Statement on Form S-8, file no. 333-14024 (the
"Registration  Statement"), which was originally filed on October 18, 2001 by
Hanson Building Materials Limited and amended by the Post-Effective Amendment
No. 1 filed on February 27, 2004 by Hanson PLC (the "Registrant"), 25,000
American Depositary Shares of the Registrant were registered to be offered under the Hanson Building  Materials America Retirement Savings and
Investment Plan for Collectively Bargained Employees (the "Plan"). Each
American Depositary Share represented five Ordinary Shares of the Registrant
(the "Ordinary Shares").

On May 15, 2007, the Registrant and HeidelbergCement announced that they had reached  agreementon the terms of the acquisition of the entire issued and to be issued share capital of the Registrant by HeidelbergCement. The acquisition was implemented by way of a English court approved procedure known as a scheme of arrangement (the "Scheme of  Arrangement"), which became effective on August 23,
2007. Under the terms of the Scheme of Arrangement, the Ordinary  Shares were cancelled and each holder of Ordinary Shares of the Registrant became entitled to receive 1100 pence in cash for each Ordinary Share (or a loan note in certain cases). As a result of the Scheme of Arrangement, the Registrant has terminated all offerings of its Ordinary Shares under its existing registration statements
(including the Registration Statement).

In accordance with an undertaking made by the Registrant in the Registration
Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the
Registrant hereby amends the Registration Statement to deregister all Ordinary
Shares registered under the Registration Statement that were not sold prior to the date hereof.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective
Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on September 4, 2007.

                                        HANSON PLC

                                         By:      /s/ Graham Dransfield
                                          Name:    Graham Dransfield
                                          Title:   Legal Director
                                                   Attorney in Fact

      Pursuant to the requirements of the Securities Act, the Registrant has caused this Post-Effective Amendment No. 2 to the Registration Statement to
be signed by the following persons in the capacities indicated on
September 4, 2007.

   By:   ________*__________
   Name: Alan J. Murray
   Title:  Director and Chief Executive

   By: /s/ Pavi Binning
   Name: Pavi Binning
   Title:  Director and Finance Director

   By: /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:  Director and Legal Director

   Authorized Representative in the United States:

   By: _______*___________
         Michael H. Hyer

   *By: /s/ Graham Dransfield
   Name: Graham Dransfield
   Title:  Attorney in Fact